Exhibit 10.17

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made as of the 7th day of October, 2008, by and between BRE/PLUMERIA L.L.C., a Delaware limited liability company (“Seller”), and KBSII 350 PLUMERIA, LLC, a Delaware limited liability company (“Buyer”), as successor-in-interest to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Original Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A. Seller and Original Buyer are parties to that certain Purchase Agreement dated September 24, 2008, as amended by that First Amendment to Purchase and Sale Agreement dated October 6, 2008 (collectively, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B. The Purchase Agreement was assigned to Buyer pursuant to an Assignment and Assumption of Purchase Agreement dated October 6, 2008 (the “Assignment”), by and between Original Buyer, as assignor, and Buyer, as assignee.

C. Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2. Assignment and Assumption of Purchase Agreement. In accordance with Section 10.7 of the Purchase Agreement, (a) this Amendment shall serve as notification to Seller under such Section 10.7 of the assignment of the Purchase Agreement to Buyer, (b) a specimen of Buyer’s signature block is attached hereto as Exhibit A, and (c) a copy of the Assignment and Assumption of Purchase Agreement is attached hereto as Exhibit B. Seller hereby acknowledges that the provisions set forth in Section 10.7 of the Purchase Agreement relating to providing Seller with notice (including the name of the assignee and its signature block) within one (1) day after the Assignment, and delivery of an executed form of Assignment and Assumption of Purchase Agreement in a form reasonably satisfactory to Seller, have been satisfied.

3. Additional Conditions Precedent to Buyer’s Performance.

(a) Section 4 of the Purchase Agreement is hereby supplemented by adding the following paragraph as Section 4.9 to the Purchase Agreement:

[350 E. Plumeria Drive]

“4.9 Additional Conditions Precedent to Buyer’s Performance. The following are additional conditions precedent to Buyer’s obligation to acquire the Property hereunder (unless otherwise waived by Buyer):

4.9.1 Installation of HVAC Unit. Prior to the Closing Date: (a) Seller shall have installed, or caused to be installed, a 75-Ton Packaged Industrial Rooftop HVAC Unit (the “HVAC Unit”) at the Property meeting the specifications set forth in Exhibit P attached hereto, (b) Seller shall have paid in full, or caused to be paid in full, all costs and expenses associated with the purchase and installation of the HVAC Unit (the “HVAC Unit Installation Costs”), and (c) Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer that all HVAC Unit Installation Costs have been paid in full. Seller shall indemnify, defend and hold harmless Buyer from and against all claims, losses, liabilities damages, expenses and costs (including, without limitation, reasonable attorneys’ fees and costs) arising from the failure of Seller to pay for any of such HVAC Unit Installation Costs. Seller’s indemnity obligations under this Section 4.9 shall survive the Closing Date without limitation.

4.9.2 Payment and Satisfaction of Leasing Commission. Prior to the Closing, Seller shall have paid (a) $265,502.27 in leasing commissions to NAI BT Commercial (“Tenant’s Leasing Broker”), and (b) $120,831.23 to Cornish & Carey (“Seller’s Leasing Broker”; together with Tenant’s Leasing Broker, the “Leasing Brokers”), in full payment of all amounts currently due to the Leasing Brokers with respect to the Lease, and Seller shall provide Buyer with evidence reasonably satisfactory to Buyer of the payment thereof and signed copies of the Leasing Brokers’ full release of any and all amounts due the Leasing Brokers with respect to the Lease and the Property.”

(b) Exhibit P attached hereto shall be, and hereby is, attached to the Purchase Agreement as Exhibit P.

4. Tenant Estoppel Certificate.

(a) Sections 4.8, 4.8.1, 4.8.2 and 4.8.3 of the Purchase Agreement are hereby deleted and replaced in their entirety with the following:

“4.8 Tenant Estoppel Certificate. As a condition precedent to Buyer’s obligation to acquire the Property, Buyer shall have received no later than three (3) days prior to the Closing an estoppel certificate executed by Tenant, in the form attached as Exhibit “L” to the Purchase Agreement without any material modification thereto (the “Tenant Estoppel Certificate”), attached to which shall be the Lease previously delivered to Buyer by Seller. For purposes of this Section 4.8, the disclosure of any of the following items in the Tenant Estoppel Certificate shall be considered a material modification thereto: (i) a default under the Lease; (ii) an existing defense, offset or claim that Tenant may have against Landlord; (iii) changes to the dollar amounts referenced in paragraphs 7 or 9 thereto; and (iv) any transfer, assignment or subletting of any portion of the Property or the entering into any license or concession agreements with respect to the Property. For purposes of this Section 4.8, the addition of a knowledge qualifier by Tenant to the first sentence of paragraph 5 or to paragraph 6 of the Tenant Estoppel Certificate, shall not constitute a material modification thereto; provided, however, that the addition of a knowledge qualifier to any other paragraph in the Tenant

Estoppel Certificate shall be considered a material modification thereto. Seller shall promptly deliver a copy of the executed Tenant Estoppel Certificate to Buyer upon receipt by Seller. If on or before the Closing Date such condition is not satisfied (or waived by Buyer), then this Agreement shall terminate and Buyer shall be entitled to a refund of the Deposit (less the Independent Consideration, which shall be paid to Seller) and no party hereto shall have any further obligation under this Agreement except under those provisions that expressly survive a termination of this Agreement.”

5. Closing Date. Section 1.2 of the Purchase Agreement is hereby eliminated in its entirety and replaced by the following:

“1.2 “Closing Date” shall mean the date on which the Closing occurs hereunder, which shall be not later than November 18, 2008; provided, however, that the outside date for the Closing hereunder is subject to possible extension (1) by Buyer or Seller pursuant to Section 5 below, or (2) pursuant to separate written agreement of Buyer and Seller.”

6. Closing Procedure. Section 5 of the Purchase Agreement is hereby eliminated in its entirety and replaced by the following:

“5. Closing Procedure. The closing (the “Closing”) of the sale and purchase herein provided shall occur on the Closing Date. Each of Buyer and Seller shall have the right to extend the Closing Date to December 18, 2008, on the terms described below, subject to satisfaction of the following conditions precedent to any such extension: (a) Buyer or Seller, as applicable as the extending party (the “Extending Party”), shall have given written notice to the other party (the “Non-Extending Party”) of its election to so extend the Closing Date (an “Extension Notice”) to December 18, 2008, at least five (5) business days prior to the then-scheduled Closing Date (the “Extension Right”); (b) a condition with respect to the valid exercise of the Extension Right by Buyer, as the Extending Party, shall be Buyer’s delivery of an extension deposit of $1,250,000 (the “Extension Deposit”) to Escrow Agent within one (1) business day after Buyer’s delivery of the Extension Notice. Upon Escrow Agent’s receipt of the Extension Deposit, such Extension Deposit shall be treated as, and become part of the Deposit.”

7. Due Diligence Period Expiration; Additional Deposit. Buyer hereby acknowledges and agrees that it no longer has any right to terminate the Purchase Agreement pursuant to Section 4.7.2 thereof. Notwithstanding anything to the contrary in Section 3.1 of the Purchase Agreement, Seller agrees that Buyer shall deliver the Additional Deposit to Escrow Agent, in cash or by wire transfer of immediately available federal funds, within one (1) business day following the execution of this Amendment (instead of being required to deliver the same prior to the expiration of the Due Diligence Period).

8. Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Purchase Agreement shall are hereby ratified and affirmed, and the same remain unchanged and in full force and effect.

9. Counterparts. This Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

10. Telecopied Signatures. A counterpart of this Amendment that is signed by one party to this Amendment and telecopied or electronically delivered via .pdf file to the other party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

11. Successors and Assigns. All of the terms and conditions of this Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

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IN WITNESS WHEREOF, Seller and Buyer have entered into this Amendment to Purchase Agreement as of the date first above stated.

“SELLER”

BRE/PLUMERIA L.L.C.,
a Delaware limited liability company

By:	/s/ Authorized Signatory
Name:
Title:

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“BUYER”

KBSII 350 PLUMERIA, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION IV, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation, general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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